JOINT FILING INFORMATION


Reporting Person:          Michael L. Gordon

Address:                   c/o AG Partners, L.P.,
                           245 Park Avenue
                           26th Floor
                           New York, NY 10167

Designated Filer:          John M. Angelo

 Issuer and Symbol:        GenTek INC (GETI)

Date of Event
Requiring Statement:       7/11/2006


Signature:                 /s/ Michael L. Gordon
                           ---------------------------------------
                           Michael L. Gordon